Exhibit 21.1

BAKER HUGHES INCORPORATED

SIGNIFICANT SUBSIDIARIES

June 30, 2015

Subsidiary	Jurisdiction	Percentage Ownership

Western Atlas Inc.	Delaware	100%
Baker Hughes Oilfield Operations, Inc	California	(1)
Baker Hughes International Branches, Inc.	Delaware	(2)
Baker Hughes EHHC, Inc.	Delaware	(3)
Baker Hughes International Partners Holdings SCS	Luxembourg	(4)
Baker Hughes International Financing S.à r.l.	Luxembourg	100%
Baker Hughes International Partners S.à r.l.	Luxembourg	100%
Baker Hughes International Holdings S.à r.l.	Luxembourg	(5)
Baker Hughes Holdings 3 S.à r.l.	Luxembourg	100%
Baker Hughes Holdings 5 S.à r.l.	Luxembourg	100%
Baker Hughes International Coöperatief U.A.	The Netherlands	100%
Baker Hughes Holdings I B.V.	The Netherlands	100%
Baker Hughes Luxembourg Holdings S.C.A.	Luxembourg	(6)
Baker Hughes Nederland Holdings B.V.	The Netherlands	100%
BJ Services International S.à r.l.	Luxembourg	100%

		Percentage Ownership
(1)	Baker Hughes Oilfield Operations, Inc.
	Western Atlas Inc.	94.08%
	Other subsidiaries	5.92%
(2)	Baker Hughes International Branches, Inc.
	Baker Hughes Oilfield Operations, Inc.	97.41%
	Other subsidiaries	2.59%
(3)	Baker Hughes EHHC, Inc.
	Baker Hughes International Branches, Inc.	99.63%
	Other subsidiaries	0.37%
(4)	Baker Hughes International Partners Holdings SCS
	Baker Hughes EHHC, Inc.	84.13%
	Other subsidiaries	15.87%
(5)	Baker Hughes International Holdings S.à r.l.
	Baker Hughes International Partners S.à r.l.	99.95%
	Other subsidiaries	0.05%
(6)	Baker Hughes Luxembourg Holdings S.C.A.
	Baker Hughes Holdings I B.V.	47.18%
	Other subsidiaries	52.82%